UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 10, 2005
                -------------------------------------------------
                Date of Report (Date of earliest event reported):

           Universal Property Development and Acquisition Corporation

              -----------------------------------------------------

               (Exact name of registrant as specified in charter)

             Nevada                 000-25416                   20-3014499
             ------                 ---------                   ----------
  (State or other jurisdiction     (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

                        14255 U.S. Highway 1, Suite 2180
                            Juno Beach, Florida 33408
                    (Address of principal executive offices)

                                 (561) 868-2071
             ------------------------------------------------------
               Registrant's telephone number, including area code:

                                 Not Applicable.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 On October 10, 2005, the Company entered into an agreement with Bratenahl Estates Development, LLC. terminating the MOU previously executed by the parties. The MOU was for the establishment of a joint venture entity for the purchase of an apartment building in Cleveland, Ohio. This termination agreement was negotiated and executed after it was determined by the Company that the real estate involved was not consistent with its modified business model. The Company incurred no termination penalties for this termination agreement.

Item 5.02 On or about October 10, 2005, the registrant executed an amended employment agreement with Kamal Abdallah to serve as CEO for a period of four
(4) years beginning October 1, 2005. This employment agreement effectively amended a previous employment agreement which had been executed by the parties in or about July 2005. Pursuant to this amended agreement, Mr. Abdallah will be paid a base salary of One Hundred Fifty Thousand Dollars ($150,000.00) and potential bonuses of up to Six Hundred Thousand Dollars ($600,000.00), as determined by the Board based on the performance of the Company. A copy of said employment agreement is attached hereto as Exhibits 9.01(a).

On or about October 10, 2005, the registrant executed an employment contract with Christopher J. McCauley to serve as Vice President and Secretary for a period of four (4) years beginning October 1, 2005. Pursuant to this employment agreement, Mr. McCauley will be paid a base annual salary of One Hundred Twenty Thousand Dollars ($120,000.00) and potential bonuses of up to Six Hundred Thousand Dollars ($600,000.00), as determined by the Board based on the performance of the Company. A copy of said employment agreement is attached hereto as Exhibit 9.01(b).

Item 8.01 On or about October 10, 2005, the Company amended its agreement with Kamal Abdallah relative to the investment of certain assets and acquisition of common stock in the Company and the Company agreed to the cancellation of the transfer of certain real estate to the Company. The original agreement had been executed in or about March 2005. Pursuant to this amendment, Mr. Abdallah surrendered and agreed to the cancellation of 1,433,000 shares of common stock in the Company that had previously been issued to him. Pursuant to this amendment, Mr. Abdallah invested the sum of One Million Dollars ($1,000,000.00) in the Company in the form of equity securities (Class A Preferred Stock, face value $1,000,000.00) in a company known as Site Works Development Company (OTCBB:SWKJ) in consideration of the issuance of 100,000 shares Class A Convertible Preferred Stock in the Company. The Convertible Preferred Stock issued to Mr. Abdallah has a par value of Ten Dollars ($10.00) and is convertible into common shares. This amendment was negotiated after it was determined by the Company that the real estate involved in the original agreement was not consistent with its modified business model. The Company incurred no penalties for this amendment.

Item 9.01 Attachments

9.01(a) Employment Agreement Kamal Abdallah

9.01(b) Employment Agreement Christopher J. McCauley

Date: October 12, 2005                  Universal Property Development
                                        and Acquisition Corporation


                                        /s/
                                          -------------------------------------
                                            Kamal Abdallah,
                                            President
                                            Principal Executive Officer